Exhibit 99.2

ORDR

KIRK B. LENHARD, ESQ.

Nevada Bar #1437

TAMARA BEATTY PETERSON, ESQ.

Nevada Bar #5218

JONES VARGAS

3773 Howard Hughes Parkway

Third Floor South

Las Vegas, Nevada 89109

Telephone (702) 862-3300

Facsimile (702) 737-7705

ATTORNEYS FOR DEFENDANTS/

COUNTERCLAIMANTS

DISTRICT COURT

CLARK COUNTY, NEVADA

YEHIA AWADA, an individual; and

GAMING ENTERTAINMENT, INC., a

Nevada corporation,

Plaintiffs,

v.

SHUFFLE MASTER, INC., a Minnesota

corporation; MARK YOSELOFF, an

individual; DOES I through V; and ROE

CORPORATIONS VI through X,

Defendants.

CASE NO. A456205 DEPT. V ORDER REGARDING TRIAL ON RESCISSION
AND RELATED COUNTERCLAIMS.	Trial Date: May 5, 2005 Time: 1:00 p.m.

The trial on rescission having come before the Honorable Jackie Glass on the 5th day of May, 2005, Defendants, Shuffle Master, Inc. and Mark Yoseloff, represented by counsel of record, Kirk B. Lenhard, Esq., and Tamara Beatty Peterson, Esq. of Jones Vargas, and Plaintiffs, Yehia Awada, and Gaming Entertainment, Inc., represented by counsel of record, Charles McCrea, Esq., of McCrea Martin Allison, Ltd., the Court having considered the argument of counsel, and good cause appearing therefore,

The Court finds that the damages for rescission are in the amount of One Hundred and

Thirty Thousand Dollars ($130,000.00), including all interest, and Defendant Shuffle Master is liable for said amount.

Dated: May 18, 2005.

/S/ JACKIE GLASS
DISTRICT COURT JUDGE

Submitted By:

JONES VARGAS

By:	/s/ TAMARA BEATTY PETERSON
KIRK B. LENHARD, ESQ.
Nevada Bar No. 001437
TAMARA BEATTY PETERSON, ESQ.
Nevada Bar No. 005218
3773 Howard Hughes Parkway
Third Floor South
Las Vegas, Nevada 89109
Attorneys for Defendants/Counterclaimants

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